Exhibit 10.3



                            STOCK PURCHASE AGREEMENT


                                      AMONG


                              DIGITAL FUSION, INC.


                                       AND


                                MICHAEL W. WICKS


                                October 28, 2004


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                                TABLE OF CONTENTS

                                                                          Page

1. Definitions...............................................................1
2. Purchase and Sale of Company Shares.......................................4
   (a) Basic Transaction.....................................................4
   (b) Purchase Price........................................................4
   (c) The Closing...........................................................5
   (d) Deliveries at the Closing.............................................5
3. Assumption of Company Accounts............................................5
4. Representations and Warranties Concerning the Transaction.................5
   (a) Representations and Warranties of the Seller..........................5
   (b) Representations and Warranties of the Buyer...........................7
5. Representations and Warranties Concerning the Company.....................8
   (a) Organization, Qualification, and Corporate Power......................8
   (b) Capitalization........................................................8
   (c) Noncontravention......................................................8
   (d) Brokers' Fees.........................................................9
   (e) Title to Tangible Assets..............................................9
   (f) Subsidiaries..........................................................9
   (g) Financial Statements..................................................9
   (h) Events Subsequent to Most Recent Fiscal Month End.....................9
   (i) Legal Compliance......................................................9
   (j) Tax Matters..........................................................10
   (k) Real Property........................................................10
   (l) Contracts............................................................10
   (m) Intellectual Property................................................11
   (n) Powers of Attorney...................................................11
   (o) Litigation...........................................................11
   (p) Employee Benefits....................................................11
   (q) Insurance............................................................12
   (r) Labor Matters........................................................12
   (s) Undisclosed Liabilities..............................................13
6. Pre-Closing Covenants....................................................13
   (a) General..............................................................13
   (b) Notices and Consents.................................................13
   (c) Operation of Business................................................13
   (d) Full Access; Cooperation.............................................13
   (e) Notice of Developments...............................................14
7. Post-Closing Covenants...................................................14
   (a) General..............................................................14
   (b) Litigation Support...................................................15
   (c) Transition...........................................................15

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   (d) Seller's Employment Agreement........................................15
   (e) Company Employees....................................................15
8. Conditions to Obligation to Close........................................16
   (a) Conditions to Obligation of the Buyer................................16
   (b) Conditions to Obligation of the Seller...............................17
9. Remedies for Breaches of This Agreement..................................18
   (a) Survival of Representations and Warranties...........................18
   (b) Obligations of Seller................................................18
   (c) Indemnification Obligations of Buyer.................................19
   (d) Procedures...........................................................19
   (e) Adjustments to Losses................................................20
   (f) Maximum Indemnification..............................................20
   (g) Time For Making Claims...............................................20
   (h) Exclusive Remedy.....................................................21
   (i) Treatment of Payments................................................21
   (j) Offset...............................................................21
10. Termination.............................................................21
   (a) Termination of Agreement.............................................21
   (b) Effect of Termination................................................22
   (c) Break-Up Fee.........................................................22
11. Miscellaneous...........................................................23
   (a) Press Releases and Public Announcements..............................23
   (b) No Third-Party Beneficiaries.........................................23
   (c) Entire Agreement.....................................................23
   (d) Succession and Assignment............................................23
   (e) Counterparts.........................................................23
   (f) Headings.............................................................23
   (g) Notices..............................................................23
   (h) Governing Law........................................................24
   (i) Amendments and Waivers...............................................24
   (j) Severability.........................................................25
   (k) Expenses.............................................................25
   (l) Construction.........................................................25
   (m) Incorporation of Exhibits and Schedules..............................25

Exhibit A=Subordinated Convertible Promissory Note
Exhibit B=Financial Statements
Exhibit C=Reserved
Exhibit D=Form of Seller's Employment Agreement
Exhibit E=Form of Registration Rights Agreement
Exhibit F=Form of Security Agreement
Exhibit G=Escrow Agreement

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                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is entered into as of October 28, 2004, by and among Digital Fusion, Inc., a Delaware corporation (the "Buyer"), and Michael W. Wicks (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

         WHEREAS, the Seller owns all of the outstanding capital stock of Summit Research Corporation, an Alabama corporation (the "Company"); and

         WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of the Company in return for the consideration set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties agree as follows.

         1        Definitions.

          "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Agreement" means this Stock Purchase Agreement between Buyer and the Seller.

         "Buyer" has the meaning set forth in the preface above.

          "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in Section 2(e) below.

         "Closing Date" has the meaning set forth in Section 2(e) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

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         "Company" has the meaning set forth in the preface above.

         "Company Letter" has the meaning set forth in Section 5 below.

         "Company Share" means any share of the common stock of the Company.

         "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

          "Break-Up Fee" has the meaning set forth in Section 10(c) of this Agreement.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Financial Statement" has the meaning set forth in Section 5(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "Indemnified Party" has the meaning set forth in Section 9(d) below.

         "Indemnifying Party" has the meaning set forth in Section 9(d) below.

         "Knowledge" means actual knowledge without independent investigation.

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         "Most Recent Financial Statements" has the meaning set forth in Section
5(g) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 5(g) below.

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parties" has the meaning set forth in the preface above.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchase Price" has the meaning set forth in Section 2(b) below.

         "Retained Assets" means the assets of the Company listed in Section 2(e) of the Company Letter.

          "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meanings set forth in the preface above.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tangible Net Worth" means total assets less intangible assets and total liabilities of the Company.

         "Tax" means any national, local or foreign income, sales, use, excise, franchise, ad valorem, real and personal property, transfer, gross receipt, stamp, premium, profits, windfall profits, capital stock, production, business and occupation, or similar taxes imposed by any taxing authority, any interest and penalties (civil or criminal), additions to tax, payments in lieu of taxes or additional amounts related thereto or to the nonpayment thereof.

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         "Third Party Claim" has the meaning set forth in Section 9(d) below.

         2        Purchase and Sale of Company Shares.

                  (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of his Company Shares for the consideration specified below in this Section 2.

                  (b) Purchase Price. The aggregate consideration to be paid to the Seller hereunder (the "Purchase Price") shall consist of the following:

                           (i) at the Closing, the Buyer shall pay the Seller the sum of $1,600,000 by delivery of cash payable by wire transfer or delivery of other immediately available funds;

                           (ii) at the Closing, the Buyer shall issue to the Seller 575,000 shares of the Buyer's common stock. Upon acceptance of such Buyer common stock, the Seller shall be deemed to make with respect to such 575,000 shares the same representations, warranties and covenants as set forth in the convertible promissory note referenced in
         Section 2(b)(iv), below;

                           (iii) on the six month anniversary of the Closing, the Buyer shall pay the Seller the sum of $600,000.00 plus an additional amount equal to the excess of the Company's Tangible Net Worth at the Closing Date in excess of $900,000.00 (the "Second Payment"). The Tangible Net Worth of the Company at the Closing Date shall be determined by the Company's independent certified public accountants, subject to review by the Buyer's independent certified public accountants. The closing balance sheet will exclude any provision for unpaid income taxes, but otherwise will be determined in accordance with GAAP applied in a manner consistent with how GAAP was applied by the Company prior to the Closing Date. If the two accounting firms are unable to agree on a closing balance sheet, they shall choose a third firm of independent certified public accountants who will make a final determination as to the Tangible Net Worth of the Company at the Closing Date. Once determined, the amount of the Second Payment shall bear interest at a rate of 6% per annum from the Closing Date to the date of the payment of the Second Payment. The Second Payment may be prepaid by the Buyer without penalty; and

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                           (iv) at the Closing, the Buyer shall issue to Seller
         and/or his designees a convertible promissory note or notes in the cumulative amount of $2,700,000.00 in the form of Exhibit A hereto. To the extent that the Company's Tangible Net Worth at the Closing Date is less than $900,000, this Note shall be reduced by that same amount.

                  (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer in Huntsville, Alabama, commencing at 9:00 a.m. local time on January 3, 2005 subject to the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the "Closing Date").

                  (d) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 8(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 8(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing all of his Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the consideration specified in Section 2(b) above.

                  (e) Retained Assets. Notwithstanding anything herein to the contrary, prior to or at the Closing, Seller shall cause the Company to distribute to Seller the Retained Assets, which distribution of Retained Assets shall commensurately reduce the Company's Tangible Net Worth at the Closing Date.

         3. Assumption of Company Accounts. Upon Closing, the Seller shall transfer and assign to the Buyer, and Buyer shall receive and assume, all right, title, interest and obligation with respect to the Company's accounts receivable and accounts payable arising in the Ordinary Course of Business which are outstanding as of Closing.

         4. Representations and Warranties Concerning the Transaction.

                  (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this
Section 4(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4(a)).

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                           (i) Authorization of Transaction. The Seller has full
         power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. Except as set forth in Section 4(a)(i) of the Company Letter, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                           (ii) Noncontravention. Except as set forth in Section 4(a)(ii) of the Company Letter, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company; (B) violate or result in a breach of or constitute (with due notice or lapse of time, or both) a default under, or give rise to a right to terminate, accelerate payments under, or modify, any contract, lease, loan agreement, mortgage, security agreement or other agreement or instrument (whether or not the same is in writing) to which the Seller or the Company is a party or by which either of them is bound or to which any of their properties or assets is subject; or (C) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject.

                           (iii) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                           (iv) Company Shares. The Seller holds of record and owns beneficially the number of Company Shares set forth next to his or its name in Section 5(b) of the Company Letter, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

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                  (b) Representations and Warranties of the Buyer. The Buyer
represents and warrants to the Seller that the statements contained in this
Section 4(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4(b)).

                           (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and the State of Alabama.

                           (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                           (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                           (iv) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         5. Representations and Warranties Concerning the Company. The Seller represents and warrants to the Buyer that the statements contained in this
Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 5), except as set forth in the letter from the Company delivered by the Seller to the Buyer on the date hereof (the "Company Letter").

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                  (a) Organization, Qualification, and Corporate Power. The
Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Company. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 5(a) of the Company Letter lists the directors and officers of the Company.

                  (b) Capitalization. The entire authorized capital stock of the Company consists of 100,000 Company Shares, of which 80,000 Company Shares are issued and outstanding and no Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller as set forth in Section 5(b) of the Company Letter. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the articles of incorporation or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

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                  (d) Brokers' Fees. Except as to legal or accounting fees, the
Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (e) Title to Tangible Assets. Except as set forth in Section 5(e) of the Company Letter, the Company has good and marketable title to, or a valid leasehold interest in, the tangible assets it uses regularly in the conduct of its businesses.

                  (f) Subsidiaries. The Company has no subsidiaries.

                  (g) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statement of income as of and for the fiscal years ended December 31, 2001, 2002, and 2003, for the Company; and (ii) unaudited balance sheets and statement of income (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 2004 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and all of the Financial Statements lack footnotes and other presentation items.

                  (h) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the financial condition of the Company. Without limiting the generality of the foregoing, since that date the Company has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business the primary purpose or effect of which has been to generate or preserve Cash.

                  (i) Legal Compliance. The Company has materially complied with all material applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof).

                  (j) Tax Matters. The Company will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon the Company and its respective real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its properties; provided, however, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; provided, further, that the Company will pay or cause to be paid all such Taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any lien which may have attached as security therefor. The Company has made a valid subchapter S election under the Code, and if it is subsequently determined by the Internal Revenue Service that such election was not properly made, any Taxes that are assessed against the Company by reason of such failure shall be indemnified against by the Seller pursuant to this Agreement.

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                  (k) Real Property. Section 5(k) of the Company Letter lists all real property that the Company owns, leases or subleases.

                           (i) With respect to each such parcel of owned real property, and except for matters which would not have a material adverse effect on the financial condition of the Company, the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character and there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein.

                           (ii) With respect to each such parcel of leased or subleased real property, the Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 5(k) of the Company Letter (as amended to date). Each lease and sublease listed in Section 5(k) of the Company Letter is legal, valid, binding, enforceable, and in full force and effect.

                  (l) Contracts. Section 5(l) of the Company Letter lists all written contracts (including leases) and other written agreements to which the Company is a party the performance of which will involve consideration in excess of $5,000. The Seller has delivered to the Buyer a correct and complete copy of each contract or other agreement listed in Section 5(l) of the Company Letter (as amended to date). The Company has obtained valid and legal rights to enforce the terms and conditions of each of such contracts against the respective other parties thereto, and no defenses, offsets, or counterclaims thereto have been asserted, or, may be made available by any party thereto against the Company. The Seller has not received notice of any default under any of such contracts, and there exists no actual or, threatened, termination, cancellation, or limitation of or any amendment, modification or change to any such contract.

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                  (m) Intellectual Property. The Company owns and holds all
necessary licenses with respect to any patents, trademarks, copyrights, trade names, service marks and other trade designations, including common law rights, registrations, applications for registration, technology, know-how or processes used in conducting its business ("Intellectual Property"). All Intellectual Property is identified on Section 5(m) of the Company Letter. The Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and the Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation. To Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

                  (n) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

                  (o) Litigation. Other than as set forth in section 5(o) of the Company Letter, the Company (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor (ii) is it a party to (or, to Seller's Knowledge, has it been threatened with) any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction.

                  (p) Employee Benefits. Section 5(p) of the Company Letter lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                           (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Company.

                           (ii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                           (iii) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, and all related trust agreements, insurance contracts, and other funding agreements which implement such Employee Benefit Plan.

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                  (q) Insurance. Section 5(q) of the Company Letter lists all insurance policies which will be held by Company on the Closing Date. All such insurance policies are and will remain until the Closing Date, in full force and effect and neither Seller nor the Company is on or prior to the Closing Date in default under any such policy. Seller has provided copies of all such insurance policies to Buyer.

                  (r) Labor Matters. Section 5(r) of the Company Letter contains with respect to each of the Company's employees, full and accurate data, categorized by type of employment, and stating name, date of commencement of employment with the Company, grade, age and the current annual compensation amount, as at the date hereof. Except as set forth in Section 5(r) of the Company Letter, Company is not a party to any collective bargaining agreement or any employment agreement or other agreement, plan or arrangement, including but not limited to any agreement, plan or arrangement providing for severance payments to any employee upon termination of employment or which provide benefits upon a change in control of the Company. The Company has not experienced any strike, grievance or any court or arbitration proceeding, claim of unfair labor practices filed against the Company or, threatened to be filed against the Company or any other material labor difficulty, and there is no organized labor strike pending, or threatened against the Company. There is no work stoppage, slow down or lockout pending involving the Company or, threatened involving the Company. There is no labor union of which any of the Company's employees is a member.

         Except as set forth in Section 5(r) of the Company Letter, there are no claims pending or, threatened relating to the Company's employees for compensation for any injury, disability or illness resulting from their employment or overtime work.

         The Company has been and until the Closing Date will be, in full compliance with all statutory, regulatory or contractual requirements with respect to its employees. There are no complaints, claims or charges outstanding, or, anticipated, nor are there any orders, decisions, judgments or convictions against or in respect of the Company in connection with its business or its employees under any employment legislation or contract.

                  (s) Undisclosed Liabilities. Except as set forth in Section 5(s) of the Company Letters or other sections of the Company Letters, the Company has no liability related to its business, except for (i) liabilities set forth on the face of the Most Recent Balance Sheet and (ii) liabilities that have arisen after the Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law.)

         6. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

                  (b) Notices and Consents. Each of the Parties will (and the Seller will cause the Company to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4(a)(i) and (ii), Section 4(b)(i) and (ii) and
Section 5(c) above.

                  (c) Operation of Business. Unless previously approved in writing by the Buyer, the Seller will not permit the Company to engage and the Buyer will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business except that the Company may payoff and terminate its line of credit with First American Bank and have the guarantee of such line of credit by Seller released.

                  (d) Full Access; Cooperation. The Seller will permit, and the Seller will cause the Company to permit, representatives of the Buyer to have full access at all reasonable times, at Buyer's cost and expense, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Company. The Buyer will treat and hold as such any Confidential Information it receives from the Seller and the Company, in the course of the reviews contemplated by this
Section 8(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller and the Company all tangible embodiments (and all copies) of the Confidential Information which are in its possession. As part of the foregoing obligation, the Seller will, and will cause the Company to, assist the Buyer by making available information needed by the Buyer to fulfill its reporting requirements under the securities laws including assisting in the audit of the Company's financial statements. The obligation shall continue beyond the Closing.

                  (e) Notice of Developments.

                           (i) The Seller shall notify the Buyer of any development causing a material breach of any of the representations and warranties in Section 5 above. Unless the Buyer has the right to terminate this Agreement pursuant to Section 10(a)(ii) below by reason of the development and exercises that right within the period of 5 business days referred to in Section 10(a)(ii) below, the written notice pursuant to this Section 6(e)(i) will be deemed to have amended the Company Letter, to have qualified the representations and warranties contained in Section 5 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

                           (ii) Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 4 above. No disclosure by any Party pursuant to this Section 6(e)(ii), however, shall be deemed to amend or supplement the Company Letter or to prevent or cure any misrepresentation or breach of warranty.

         7. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                  (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below).

                  (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties shall cooperate with it and its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 9 below).

                  (c) Transition. Except as requested by Buyer in writing, the Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

                  (d) Seller's Employment Agreement. As a condition to Closing, the Seller shall enter into an employment agreement with the Buyer, in substantially the form attached hereto as Exhibit D, effective as of the Closing Date.

                  (e) Company Employees. All employees of the Company as of the Closing Date will be considered in good faith for continued employment following the Closing Date. The Parties shall mutually agree upon which such employees to retain.

                  (f) Reimbursement for Taxes. If at anytime following the Closing, the Internal Revenue Service shall determine that the Company was not eligible at anytime prior to the Closing to use the cash method of accounting for computing taxable income for income tax purposes, then the Buyer hereby agrees to reimburse Seller for up to $100,000.00 of taxes, penalties and interest incurred by Seller as to such adjustment by the Internal Revenue Service. Any reimbursement required pursuant to this paragraph shall be made by the Buyer within ten (10) business days following Seller giving written notice to Buyer of either Seller's intention to pay such amount by the tenth day or that Seller has previously paid such amount.

         8.  Conditions to Obligation to Close.

                  (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
         Section 4(a) and Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) the Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

                           (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                           (iv) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 8(a)(i)-(iii) is satisfied in all respects;

                           (v) the Parties shall have received all
         authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4(a)(ii), Section 4(b)(ii), and Section 5(c) above;

                           (vi) the Seller and the Company shall have entered into an employment agreement pursuant to which the Seller is employed by the Company in substantially the form attached hereto as Exhibit D;

                           (vii) [reserved.];

                           (viii) with respect to any consulting contract to which the Company is a party, all consents to the assignment of such contracts that are required because of this transaction, shall have been obtained by the Seller;

                           (ix) the Buyer shall have received from counsel to the Seller an opinion in form and substance reasonably satisfactory to the Buyer and its counsel, addressed to the Buyer, and dated as of the Closing Date; and

                           (x) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

                  (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
         Section 4(b) above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                           (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 8(b)(i)-(iii) is satisfied in all respects;

                           (v) the Parties shall have received all
         authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4(a)(ii), Section 4(b)(ii), and Section 5(c) above;

                           (vi) the Seller and the Company shall have entered into an employment agreement pursuant to which the Seller is employed by the Company in substantially the form attached hereto as Exhibit D;

                           (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller; and

                           (viii) the Seller shall have received the initial installment of the Purchase Price as contemplated by Section 2 hereof.

                           (ix) the Buyer and the Seller shall have entered into a registration rights agreement in substantially the form of Exhibit E hereto.

                           (x) the Buyer and the Seller shall have entered into a security agreement in substantially the form of Exhibit F hereto.

                           (xi) the Seller shall have received from counsel to the Buyer an opinion in form and substance reasonably satisfactory to the Seller and his counsel, addressed to the Seller, and dated as of the Closing Date.

                           (xii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 8(b) if they execute a writing so stating at or prior to the Closing.

         9.  Remedies for Breaches of This Agreement.

                  (a) Survival of Representations and Warranties. The representations and warranties of the Parties shall survive the Closing for a period of two years from the Closing Date, except the representations and warranties contained in Sections 4(a)(i) and (iv) and Section 5(a) shall survive indefinitely and the representations and warranties contained in Section 5(p) and (j) shall survive until the applicable statute of limitations with respect thereto expire.

                  (b) Obligations of Seller. Effective as of the Closing, and ending on the third anniversary thereof, Seller agrees to indemnify and hold harmless Buyer, and its Affiliates, directors, officers, employees, agents and assigns (each, a "Buyer Indemnified Party") from and against any and all Adverse Consequences as a result of, or based upon or arising from or in relation to:

                           (i) the breach of any of the representations and warranties made by Seller in this Agreement, any schedule or certificate or other document delivered pursuant or in relation, to this Agreement; and

                           (ii) any breach of any of the covenants made by Seller in this Agreement, any schedule or certificate or other document delivered pursuant or in relation, to this Agreement;

         provided that Seller shall not be required to indemnify or hold harmless any Buyer Indemnified Party for any such Losses to the extent the Purchase Price has been adjusted pursuant to Section 2 in connection therewith.

                  (c) Indemnification Obligations of Buyer. For a period commencing as of the Closing Date and ending on the second anniversary thereof (and with respect to indemnity for matters set forth in Section 9(a) above for representations and warranties that extend beyond the two year period until the expiration of the stated periods), Buyer shall indemnify Seller, from and against any Adverse Consequences as a result of, or based upon or arising from:

                           (i) the material breach of any of the representations and warranties made by Buyer in this Agreement; and

                           (ii) any material breach of any of the covenants made
by Buyer in this Agreement.

                  (d) Procedures. For purposes of this section, any party with an indemnification obligation under this section shall be referred to herein as an "Indemnifying Party" and any party entitled to indemnification under this section shall be referred to as an "Indemnified Party". All claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this section. In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have 30 days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party (i) by appropriate proceedings and (ii) use or retain counsel in connection with such defense that is reasonably acceptable to the Indemnified Party. The Indemnified Party shall make available to the Indemnifying Party all information reasonably available to such Indemnified Party relating to such claim or demand. In addition, the Indemnified Party and the Indemnifying Party shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim or demand, or to prosecute claims against third parties for contribution or on other theories of recovery related to such claim or demand. The party in charge of the defense shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. In the event that the Indemnifying Party does not elect to defend the claim, the Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party (which consent will not be unreasonably withheld). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld), settle, compromise or offer to settle or compromise any such claim or demand. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give to the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its commercially reasonable best efforts in the defense of all such claims.

                  (e) Adjustments to Losses. The amount of any Loss entitling a party to indemnification under this section shall be reduced by the amount of any insurance proceeds recovered by the Indemnified Party for such Loss, net of all costs and expenses incurred in collecting such insurance proceeds (including, without limitation, reasonable attorneys' fees).

                  (f) Maximum Indemnification. In no event shall the Seller be liable for indemnification pursuant to this Section 9 in an amount that exceeds the Purchase Price.

                  (g) Time For Making Claims. No claim for indemnification hereunder will be valid unless it is submitted in writing within the indemnification periods set forth in Section 9(c) of this Agreement. Nevertheless, once a claim is timely made under this Agreement, Adverse Consequences arising after the time period expires for making such claim that relate to such claim, shall be recoverable.

                  (h) Exclusive Remedy. This section shall be the exclusive remedies of the Parties hereto for damages under this Agreement and shall be deemed to preclude the exercise of any other rights and the pursuit of other remedies (whether in contract, tort or otherwise) in damages for the breach (or alleged breach) of any representation, warranty, covenant or agreement contained herein or made pursuant hereto; provided, however, that these exclusive remedies for damages will not be construed to preclude a party from bringing an action for specific performance or other equitable remedy to require the other parties to perform its or their obligations under this Agreement.

                  (i) Treatment of Payments. All payments made pursuant to this
Article 9 shall be treated as adjustments to the purchase price for the Company Shares. Notwithstanding anything in this Agreement to the contrary, Buyer shall not be indemnified or reimbursed for any tax consequences arising from the receipt or accrual of an indemnity payment hereunder, including, without limitation, any such consequences arising from adjustments to the basis of any asset resulting from an adjustment to the Purchase Price, or any additional Taxes resulting from any such basis adjustment.

                  (j) Offset. To the extent the Purchase Price is deferred pursuant to Section 2(b), Buyer shall have the right to offset against such deferred payments any claim that it has against Seller for indemnity pursuant to this Agreement.

         10.      Termination.

                  (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                           (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                           (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (A) the Seller has within the then previous five (5) business days given the Buyer any notice pursuant to Section 6(e)(i) above and
         (B) the development that is the subject of the notice has had a material adverse effect upon the financial condition of the Company;

                           (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing
         (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement (other than the representations and warranties in Section 5 above) in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach or (B) if the Closing shall not have occurred on or before January 3, 2005, by reason of the failure of any condition precedent under Section 8(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

                           (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach or (B) if the Closing shall not have occurred on or before January 3, 2005, by reason of the failure of any condition precedent under Section 8(b) hereof (unless the failure results primarily from any of the Seller themselves breaching any representation, warranty, or covenant contained in this Agreement); and

                           (v) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event there is any change or development in Buyer's business that will have or has had a material adverse effect upon the financial condition of the Buyer.

                  (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 6(d) above shall survive termination.

                  (c) Break-Up Fee. If the Buyer terminates this Agreement pursuant to Section 10(a)(iii) above, the Seller shall pay to the Buyer a break-up fee of $250,000. If the Seller terminates this Agreement pursuant to
Section 10(a)(iv), the Buyer shall pay the Seller a break-up fee of $250,000. To secure these obligations, on the date of this Agreement, each of the Buyer and the Seller shall deposit $250,000 into escrow pursuant to the Escrow Agreement attached hereto as Exhibit G.

         11.      Miscellaneous.

                  (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

                  (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) Entire Agreement. This Agreement (including the documents referred to herein), together with the Letter of Intent previously executed by the Parties, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:                           Michael W. Wicks
                                                     106 Sharpsburg Drive
                                                     Madison, Alabama 35758

                  with a copy to:                    Balch & Bingham LLP
                                                     655 Gallatin Street
                                                     Huntsville, Alabama 35801
                                                     Attn:    George A. Smith II

         If to the Buyer:                            Digital Fusion, Inc.
                                                     4940-A Corporate Drive
                                                     Huntsville, AL  35805
                                                     Attn:  Roy E. Crippen III

                  with a copy to:                    Holland & Knight LLP
                                                     P. O. Box 1288 Tampa, FL
                                                     33601-1288 Attn: Richard B.
                                                     Hadlow, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Alabama without giving effect to any choice or conflict of law provision or rule (whether of the State of Alabama or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Alabama.

                  (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (k) Expenses. Each of the Buyer, the Seller and the Company shall bear its own fees, costs and expenses (including legal, accounting and consulting fees and expenses) incurred in connection with this Agreement or the transactions contemplated hereby.

                  (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                  (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                    * * * * *

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



         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              "Buyer"

                              DIGITAL FUSION, INC.,
                              a Delaware corporation


                              By:   /s/  Gary S. Ryan
                                 ------------------------------------
                              Name: Gary S. Ryan
                              Title: President

                              "Seller"


                              /s/ Michael W. Wicks
                              ---------------------------------------
                              Michael W. Wicks, an individual



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